UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2013

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Thursday, May 2, 2013, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring in 2014:

Nominee	For	Against	Abstentions	Broker Non- Votes
Robert L. Keiser	177,101,532	3,904,180	91,953	7,198,365
W. Matt Ralls	173,878,760	7,117,102	101,803	7,198,365

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2013 was ratified:

For	Against	Abstentions	Broker Non- Votes
185,816,299	2,372,120	107,611	—

The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

For	Against	Abstentions	Broker Non- Votes
174,519,629	6,416,870	161,166	7,198,365

A stockholder proposal to eliminate accelerated vesting of equity awards for senior executives in the event of a change in control of the Company was not approved:

For	Against	Abstentions	Broker Non- Votes
64,598,469	116,241,657	257,539	7,198,365

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer,
Corporate Secretary and Managing Counsel

Date: May 6, 2013